Zero Gravity Solutions

Plants have the natural ability to protect themselves from the harms of stress and disease. Zero Gravity's pioneering technology unlocks this ability for the benefit of the $3.5T agriculture industry. With 2 products and 5 distribution deals, Zero Gravity is at the tipping point of rapid growth.


ZERO GRAVITY
SOLUTIONS

Invest

$99 minimum investment

DEADLINE: April 29, 2024

in a month

SHARE PRICE

$1

TOTAL RAISED

$0

VALUATION

$49,036,448

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

In the face of increasing droughts and extreme weather caused by global climate change, the world needs to find a way to sustainably feed a world population that is forecast to grow by an additional 2 billion people over the next 30 years.

Our scientific discoveries are the basis for a rapidly expanding intellectual property portfolio based on multiple organic priming elicitors, how they work in plants, and their product applications.

Zero Gravity Solutions is on a mission to unlock the natural power of plants to increase agricultural yields while limiting the use of potentially harmful synthetic chemicals.

By "priming" the plant's natural physiology, our company's technology has been shown to significantly improve crop yields, manage disease, and mitigate stress. After 7+ years of research, 65+ field trials across 35+ crop varieties, Zero Gravity has two products with sales from major distributors including Rite-Aid. Over the next two years, we plan additional product launches and further expansion into larger product sectors.


What if we could work
with nature
rather than against it?

SUCCESS TO DATE

- One of the first companies to uniquely advance plant priming technology
- 7+ Years of R&D progress
- 65+ Studies and field trials
- 35+ Crop varieties with promising trial results
- 5 Distributor partnerships
- 2 Products on market with registration in 4 countries and all 50 states
- 2 Patents filed, with more in the works

PROBLEM

Now is a critical time for the $3.5T global agriculture industry, beset by unprecedented challenges, and in need of producing more with less. With consumers facing the reality of food shortages and rapidly rising prices at the grocery store, the world's population continues to grow. It just reached 8 billion in mid-November 2022, and the UN forecasts that population may grow by another 2 billion people in the next 30 years.

We urgently need to find a way to feed more people, more affordably, and more sustainably. And we need to do this all while using less resources.

Now is the time for new solutions that address the many urgent challenges to global food security:

- **A warming world** with more extreme weather events and less arable land
- **Intensification of agriculture** and the fight against deforestation
- **Disease and pest pressure** that is increasingly resistant to old chemicals
- **Societal safety concerns** about the risks of pesticides on food and in the home
- **Consumer desire** for more organic food and sustainable agricultural practices

SOLUTION

Zero Gravity's priming technology may enable a new category of agricultural products that deliver a uniquely broad set of benefits.

Our products have the potential to become a new foundational technology that farmers broadly use to improve plant health and quality, increase yields, and reduce the need for less sustainable inputs. The result for farmers may be increased profitability and more sustainable farming practices.


MULTIPLE PLANT EFFECTS
Yield & Quality
Wine Grapes
Control
BAM-FX
Disease Mitigation
Citrus Greening in Oranges
Untreated
BAM-FX
Trans-generational Response
Corn
Untreated
BAM-FX
BROAD BENEFITS
Better plant response
Low cost & high ROI
Broad, compatible use cases
Safe & environmentally friendly

"I'm very excited to add a product as technically advanced as BAM-FX to my farming program. BAM-FX increased the overall health of my spring wheat plant with wider leaves, thicker stems, and a more developed root. This increased my yield helping my bottom line in these tough economic times."

- Ron Chernenko
Farmer, Grassy Butte, ND

TECHNOLOGY

Zero Gravity's scientific discoveries have created a unique understanding of multiple organic priming elicitors that are part of plants' natural physiology. These natural elements activate plants' defenses to respond to stress, combat disease, and increase crop yield – similar to how a shot can boost humans' immune system to fight the flu.

Our technology enables farmers to proactively manage plant "priming" in order to increase agricultural productivity while supporting more sustainable production practices.

We are unlocking the natural power of plants.


NOT PRIMED
Plants are constantly challenged by weather, pests, and disease which can reduce their growth and cause their early death.
DISEASE
PESTS
DROUGHT
HEAT
COLD
FLOODING


PRIMED
Plants' natural defenses can be stimulated and enhanced by applying our priming technology to promote a healthier plant with a larger yield.
DISEASE
PESTS
DROUGHT
HEAT
COLD
FLOODING
GARDENER'S CHOICE

Plants have a natural ability to protect themselves from stress and disease, but the natural response is often too slow or weak. **Zero Gravity's pioneering priming technology enables a plant to respond more quickly and strongly, much like a human vaccine.** By activating a plant's natural defenses, farmers can sustainably increase yields while reducing the need for more expensive inputs. Our technology may help the $3.5T global agriculture industry produce enough to feed a hungry world.

FIELD TRIAL RESULTS

Zero Gravity's novel technology has been shown to significantly improve crop yields by enhancing and optimizing a plant's natural response to environmental stressors including common plant pathogens by "priming" a plant's natural physiology. Strong field results create many opportunities to launch new products with broad market potential.

Selected Field Trial Results

Crop	Average Yield Increase	Quality Improvement
Almonds	+35% (lb/tree)	Larger Average Nut Size
Cabbage	+40% (harvest weight)	Larger Average Size
Cotton	+16% (harvest weight)	n/a
Grapes	+25% (harvest weight)	+25% (BRIX)
Radish	+57% (harvest weight)	Larger Average Root Size
Strawberry	+53% (crates/acre)	+9% (BRIX)
Tomato	+48% (harvest weight)	Larger Average Fruit Size


Grapes
Control
BAM-FX®


Cabbage
Control
BAM-FX

PRODUCT PIPELINE

Our tech platform is developing an increasingly deep pipeline of near-term products:

Product	Patent Filing	R&D Pipeline			Market Launch	Key Selling Benefit
		Phase 1	Phase 2	Phase 3		
		Lab	*Field*	*Registration*		
Current formula	☑				2020	Micronutrient foliar spray application for select crops and countries
Organic formula #1	☑				2023/24	Organic formula which can be tank-mixed with other ag chemicals, avoiding need for separate field application
Seed Treatment	☑				2023/24	Improved germination, which can be combined with other organic treatments, avoiding need for spray application
Cannabis formulation	☑				2024	Suitable for soil treatment and in combination with microbial amendments
Targeted Organic formulas	☑				2024	Organic formula targeted to specific benefits like flowering
Hydroponic/Fertigation formula	☑				2024	Organic formula suitable for hydroponic use and fertigation application
Priming Measurement Tool					2023	Field tool to assist in development of optimal application protocols

PRODUCTS

Zero Gravity has launched two products since 2020, with new formulations and applications currently in development. First product sales show the promise and appeal of our technology, and our products including:

1. **BAM-FX**, for commercial agriculture
2. **Gardener's Choice**, for retail home & garden


BAM-FX
The Key to Powerful Plants
Plant Mineral Solution
BAM-FX
NEW
Gardener's Choice
MULTI-PURPOSE PLANT FOOD SUPPLEMENT

Features & Benefits

Observed results and independent lab analyses from field trials on a large variety of crops worldwide have demonstrated:

- Increased nutritional uptake efficiency
- Increased plant vigor and growth response
- Increased crop yield and quality improvement
- Higher seed germination rate and seedling establishment
- Increased resiliency to plant diseases

“I have been seeking an agricultural technology that represents a breakthrough in fortifying plant health and creating a ‘natural resistance’ to help increase yield and plant vigor. Upon my review of five years of BAM-FX plant trials, including collaborative work with NASA and three flights to the ISS, I am convinced that BAM-FX has the potential to launch a new era of agricultural science, the next step beyond organic.”

– Rohan Marley
Entrepreneur, coffee farmer, BAM-FX ambassador, and son of Bob Marley

BUSINESS MODEL

Zero Gravity is rapidly developing our technology into a platform and IP portfolio for broad commercialization.

Our tech platform integrates internal R&D with collaborative partner testing to create a positive feedback loop for iterative, accelerated development. Zero Gravity is creating IP in the form of new technology, applications, and products. Our business model leverages multiple potential avenues for monetizing our IP to maximize value creation from product distribution and sales, commercial partnerships, and licensing agreements.


ZERO GRAVITY
SOLUTIONS
Commercial Agriculture Distributors & Retailers
$$$
• Create sales foothold in markets with lower barriers to entry
• Collaborate with local distributors on product development and new market launches
• Expand crop applications and geographies
• Exploit new, disruptive sales channels like e-commerce
Retail Home & Garden Customers
$$
• Expand sales with new distribution and retail
• Add products with new applications
• Demonstrate product performance to attract larger commercial customers
• Build consumer-facing brand
Licensing & Partnership Agreements
$
• License products and technology to partners in markets with high barriers to entry
• Perform collaborative R&D and product development to further expand technology platform and product portfolio

MARKET

Zero Gravity's technology has broad benefits for sustainable and organic agriculture, a $150B+ global market. Our first two products target the micronutrients and plant stimulants markets, worth nearly $10B globally. These markets have relatively low barriers to entry and existing competitive products tend to struggle with short shelf-life and inconsistent efficacy.

Our priming technology is designed to avoid these problems and offers wider benefits than traditional products.

Our strategy builds on our success in smaller markets to expand to larger markets. Initial trials show the potential for our priming effect to help control crop diseases, some of which have no current solution on the market, such as citrus greening (Huanglongbing). Zero Gravity is actively engaging in product development to expand the application of our technology to disease management, a $20B+ global market. Additional research is aimed at further expanding to wider applications in sustainable agriculture.


Future
Planned Expansion
Current Markets
$150B
$60B
$20B
$9B
Organic Agriculture
Seed Production
Disease Management
Micro-nutrients & Bio-stimulants

PRESS AND PUBLICATIONS

- **NASA Spinoff**
  Micronutrient Formula Strengthens Plants, Increasing Yields
- **BusinessWire**
  Zero Gravity Solutions Receives Endorsement for its BAM-FX Product from the National Black Farmers Association
  Zero Gravity Solutions Files Unique Patent Application for the Mitigation of Viral, Fungal and Bacterial Diseases Affecting Crops Worldwide
- ***Plant Signaling & Behavior***
  Chemically defined elicitors activate priming in tomato seedlings
- ***International Journal of Biochemistry Research & Review***
  Defense Priming in Okra using Chemically Defined Elicitors
- **Agricultural Science Digest**
  Increase in Yield and Immunity in BAM O™ Treated Papaya Plants in India

TEAM



John McLean

CEO

John is an agriculture industry executive with 40 years of diverse industry experience including as COO of Monsanto Growth Ventures and as President of Intrexon Crop Protection.



Ravi Pottathil

CTO

Ravi is an entrepreneur with a 40-year history spanning industry & academia, covering biochemistry, molecular biology, mammalian genetics, medical virology, tumor biology, and diagnostics.



Kathy Conway

Head of Operations

Agbiotech leader with 35 years of experience in strategic operations, driving companies the next stage of growth from product development through commercialization



Matt Cleaver

Head of Business Development

Business development and strategy leader with over a decade of experience driving growth and performance across multiple businesses in the food and agriculture industry.



Rik Miller

Commercial Advisor

Rik has 40+ years of experience in production agriculture including as President of Crop Protection at Dupont and senior leadership positions in sales, marketing, portfolio management, and business operations.



Brad Shurdut

Regulatory Advisor

Brad is an attorney and senior life sciences, biotechnology, and ag industry executive with 30+ years of experience in government affairs, regulatory affairs, public policy, environmental health & safety, and risk assessment.

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
IP and Product Development	$617,500	50.0%
Distributor Support	$123,500	10.0%
R&D Collaboration and Licensing	$123,500	10.0%
Production	$123,500	10.0%
Corporate Governance and Compliance	$186,485	15.1%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Zero Gravity Solutions, Inc.. This offering must raise at least $10,000 by April 29, 2024 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Zero Gravity Solutions may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

50,271,448 shares
× $1 per share

$50,271,448 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

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UPDATES

Mar 19, 2024 • Primary offering of 1,235,000 shares at $1

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